AMENDMENT TO AGREEMENT
HP Agreement No.: [ * ]    Amendment No. 1
Supplier: Active Power Inc.

This Amendment to the above referenced Agreement (“Agreement”) is made by and between Hewlett-Packard Company (“HP”) and the above referenced Supplier (“Supplier”).
WHEREAS, HP and Supplier have previously entered into the aforesaid Agreement;
WHEREAS, the purpose of this Amendment is to amend the Agreement as indicated below;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:
1.The effective date of this Amendment is January 1, 2014 (“Amendment Effective Date”).

2.	Capitalized terms used herein, unless otherwise defined, will have the meanings given in the Agreement.

3.
This Amendment is subject to the Agreement, and in the event of any conflict between a provision of the Agreement and a provision within this Amendment, then the provision of the Agreement will govern, unless this Amendment expressly states otherwise with specific reference to those provisions in this Amendment that will supersede conflicting provisions in the Agreement.

4.	This Amendment may be executed in original, faxed, or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.

5.	The section number on page 5 of the Agreement is changed from “1. Definitions” to “18. Definitions”.
6.    The following additional definitions are added to Section 18 (Definitions) of the Agreement.
“Accumulation Period” – means the period from the [ * ] to the [ * ].
“Batch Maturity Date” – means the [ * ].
“Invoice Batch” – means the [ * ].
“Invoice Qualification Date” - means the latest of: (1) the [ * ], or (2) the [ * ].
“Payment Initiation Date” - means the [ * ] falling on or after the [ * ].

7.	Section 2 (Payment) of the Agreement is deleted in its entirety and replaced with the following language:
2. Payment. [ * ].

Hewlett Packard Company

Amend No. 1 to Active Power HPPA [ * ]	Page 1 of 4
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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

Early payment discount (if any) will be calculated from the Invoice Qualification Date. Payment will be in U.S. currency unless the Parties otherwise agree in writing. Upon HP’s request and at Supplier’s sole expense, Supplier will implement an electronic invoicing process to submit invoices electronically to HP or HP’s third-party service provider in the electronic format specified by HP or such third party service provider. Supplier acknowledges and agrees that use of such process may entail disclosure of information to the service provider about the purchasing relationship between HP and the Supplier, provided that such service provider is bound by confidentiality obligations as to Supplier’s information substantially similar to those provided under these terms.
8.    The web link in Section 4.3 (Supplier Compliance Warranties) is changed:
From: https://h20168.www2.hp.com/supplierhandbook/FMF87604.pdf
To: https://h20168.www2.hp.com/supplierextranet/index.do

9.	Module for Notices of the Agreement (page 38) is deleted in its entirety and replaced with a new Module for Notices contained in this Amendment as Attachment 1.

10.	Except as expressly amended by this Amendment, all other terms and conditions of the Agreement, including any amendments thereto, shall remain in full force and effect.

IN WITNESS WHEREOF, the authorized representatives of each party, intending to be legally bound hereby, have executed this Amendment as of the Amendment Effective Date. Each of the signatories below certifies that he or she is possessed of all rights and authority to execute this Amendment. Both parties covenant that they will not challenge the legitimacy, terms or enforceability of this Amendment based on the identity or authority of either of the signatories.
Active Power Inc.        Hewlett-Packard Company
/s/ Mark A. Ascolese          /s/ Colin Todd
Authorized Representative        Authorized Representative
January 7, 2014        January 10, 2014
Date            Date
Mark A. Ascolese          Colin Todd
Printed Name        Printed Name
President and CEO         Vice President EG Global Supply Management
Printed Title        Printed Title

Hewlett Packard Company

Amend No. 1 to Active Power HPPA [ * ]	Page 2 of 4
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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

ATTACHMENT 1 to AMENDMENT NO. 1
Module For
HARDWARE PRODUCT PURCHASE AGREEMENT NO. [ * ]
Notices
This Module contains additional provisions related to Notices and forms part of the Hardware Product Purchase Agreement.
Any notice under this Agreement may be delivered by hand, overnight courier, first class pre‑paid letter, facsimile or electronic mail transmission, and will be deemed to have been received: (a) by hand delivery, at the time of delivery; (b) by overnight courier, on the second Business Day after delivery to the carrier; (c) by first class mail, four (4) Business Days after day of mailing or, for international notice, seven (7) Business Days; and (d) by facsimile, immediately upon confirmation of transmission generated by sender’s facsimile machine; or, (e) by electronic mail, immediately upon transmission unless returned as undelivered or returned undeliverable; provided however, for notice of termination or default, a copy must also be sent pre-paid by first class mail, overnight courier, or hand delivered by the end of the next Business Day.

For HP:	For Supplier

Name: [ * ]	Name: Mark A. Ascolese

Title: Director GSM Storage and Infrastructure Procurement	Title: President & CEO

Address: 11445 Compaq Center Drive Houston, Texas 77070-1433 USA	Address: 2128 West Braker Lane, BK 12 Austin, Texas 78758

Phone Number: [ * ]	Phone Number: +1 512-836-9245

Fax Number: [ * ]	Fax Number: +1 512-836-4511

Email: [ * ]	Email: mascolese@activepower.com

Hewlett Packard Company

Amend No. 1 to Active Power HPPA [ * ]	Page 3 of 4
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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

Name: General Counsel	Name: TBD

Title: Hewlett-Packard Company	Title:

Address: 3000 Hanover Street	Address:
Palo Alto, California 94304
Phone Number:

Fax Number:

Email:

Hewlett Packard Company

Amend No. 1 to Active Power HPPA [ * ]	Page 4 of 4
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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.